Exhibit 32.2

Written Statement of the Chief Financial Officer Pursuant to 18 U.S.C.  1350

Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Principal Financial Officer of McKenzie Bay International, Ltd. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended March 31,
2005  (the "Report") fully complies  with  the requirements of Section 13(a) of
the Securities Exchange Act  of 1934   and  that  information  contained  in
the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 23, 2005

/s/ Gregory N. Bakeman
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Gregory N. Bakeman
Principal Financial Officer